Exhibit 10.8

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “First Amendment”) is entered into effective as of May 1, 2004, by and between Alliance Gateway No. 58, Ltd., a Texas limited partnership (“Landlord”) and Victor Equipment Company, a Delaware Corporation (“Tenant”).

W I T N E S S E T H  THAT:

WHEREAS, Landlord and Tenant entered into that certain lease dated September 22, 2003 (the “Lease”);

WHEREAS, Landlord and Tenant desire to modify certain provisions of the Lease and agree to certain other matters as set forth below.

NOW, THEREFORE, for good and valuable consideration including the amendments stated herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

1.                                       Defined Terms.  Except as specified to the contrary in this First Amendment, all defined terms in the Lease have the same meanings in this First Amendment.  To the extent that there is any conflict between any provision of the Lease and this First Amendment, this First Amendment shall control.

2.                                       Premises.  Effective May 1, 2004, the Premises shall be deemed to be increased by 64,166 square feet (the “Additional Premises”) and the term “Premises” shall be deemed amended to mean and refer to approximately 177,666 square feet of area as indicated by the cross-hatched area on “Exhibit “A” attached to this First Amendment, situated in the Building located or to be located on the Land.

3.                                       Tenant’s Proportionate Share.  Effective May 1, 2004, the term “Tenant’s Proportionate Share” shall be deemed amended to mean and refer to 63.83%, which is the percentage obtained by dividing (i) the 177,666 square feet of area in the Premises by (ii) the 278,333 square feet of area in the Building.

4.                                       Base Rent.  The term “Base Rent” is hereby amended by replacing the definition of Base Rent set forth in the Lease with the following amounts payable during the time periods indicated:

	Monthly	Annual	Per Square Foot
Months	Base Rent	Base Rent	Per Annum

1-3	$0.00	$0.00	$0.00	PSF
4	$42,184.17	$506,210.00	$4.46	PSF
5-63	$65,884.48	$790,613.70	$4.45	PSF

(Subject to adjustments as provided in the Lease)

5.                                       Leasehold Improvements.  Landlord shall construct leasehold improvements on the Additional Premises in accordance with “Exhibit B” attached to this First Amendment.

6.                                       Excluded Provisions.  Notwithstanding anything to the contrary herein, “Exhibit C” originally attached to the Lease shall not be applicable to the Additional Premises.

7.                                       Increase in Letter of Credit.  The amount of the Letter of Credit is hereby amended and increased to $275,000.00.  Concurrently with its execution hereof, Tenant shall deliver to Landlord the Letter of Credit in the sum of $275,000.00.  Provided that Landlord has been furnished with the Letter of Credit in the sum of $275,000.00, Landlord shall authorize Tenant to cancel the existing Letter of Credit in the sum of $175,000.00 and shall reasonably cooperate with Tenant (without cost to Landlord) in effecting the cancellation of the $175,000.00 Letter of Credit.

8.                                       Cap Calculation.  Notwithstanding the provisions of Section 3.B. of the Lease, the initial Cap shall be calculated based on the Controllable Expenses incurred during the twelve (12) month period from May 1, 2004 through April 30, 2005.

9.                                       General.  Except as herein amended, the Lease shall continue in full force and effect, and, as hereby amended, is hereby ratified and affirmed.  This First Amendment may be executed in several counterparts, all of which are identical and all of which counterparts together shall constitute one and the same instrument.  To facilitate execution of this First Amendment, the parties may execute and exchange by telephone facsimile counterparts of the signature pages of this First Amendment.

IN WITNESS WHEREOF, the parties have executed this First Amendment under seal of the date and year written below.

EXECUTED BY LANDLORD, this 12th day of May, 2004.

ALLIANCE GATEWAY NO. 58, LTD.
a Texas limited partnership

By:	Hillwood Alliance Management, L.P.,
a Texas limited partnership, its general partner

By:	Hillwood Alliance GP, LLC,
a Texas limited liability company its general partner

By:	\s\Michael K. Berry
Name:	Michael K. Berry
Its:	Executive Vice President

EXECUTED BY TENANT, this day of May, 2004.

VICTOR EQUIPMENT COMPANY,
a Delaware corporation

By:	\s\ James H. Tate
Name:	James H. Tate
Its:	Sr. Vice President & CFO